UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2010

CSS Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 569-9900

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2010, we entered into the Ninth Amendment (“Amendment”) to our Receivables Purchase Agreement dated April 30, 2001 (“Agreement”) with Market Street Funding LLC and PNC Bank, National Association. The following description of the Amendment is qualified in its entirety by the provisions of the Amendment, which is filed herewith as Exhibit 10.1.

The Amendment extends the term of our accounts receivable securitization facility until July 5, 2011, although it may terminate prior to such date in the event of termination of the commitments of the facility’s back-up purchasers. Prior to the Amendment, this facility was due to expire on July 6, 2010, subject to earlier termination in the event of termination of the commitments of the facility’s back-up purchasers.

As amended, the facility has a seasonally-adjusted funding limit of $60,000,000 from July 6, 2010 to January 31, 2011 and of $15,000,000 from February 1, 2011 to July 5, 2011. Our financing costs for funds provided under the Agreement, as amended, are equal to a variable commercial paper rate plus 1.25%. Higher costs apply upon the occurrence and continuation of a Termination Event (as defined in the Agreement) or if funding from the facility is provided other than through the issuance of commercial paper. Commitment fees on the unused committed amount under the Agreement, as amended, are equal to 0.50% per annum.

As amended, the Agreement continues to contain various covenants with which we are required to comply, including without limitation financial covenants applicable to the pool of accounts receivable forming the basis for the funding provided under the facility. We believe that these covenants are customary for agreements of this nature. Our failure to comply with these covenants may cause a Termination Event, in which case, the facility may be terminated prior to its natural expiration date and our obligation to repay amounts funded under the Agreement may be accelerated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 6, 2010, we entered into the Amendment described in Item 1.01 above. The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Ninth Amendment dated July 6, 2010 to Receivables Purchase Agreement dated April 30, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.

(Registrant)

	By:	/s/ Vincent A. Paccapaniccia
Vincent A. Paccapaniccia Vice President 3 Finance
Date: July 12, 2010

EXHIBIT INDEX

Exhibit	Description

10.1	Ninth Amendment dated July 6, 2010 to Receivables Purchase Agreement dated April 30, 2001.